Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Landstar Inc. of our report dated April 12, 2019 relating to the consolidated financial statements, which appears in Landstar, Inc.’s Form 10-K for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Thayer O’Neal Company, LLC

Houston, Texas

May 20, 2019